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                                                                   Exhibit 10.29

                 AMENDMENT TO AGREEMENT FOR WHOLESALE FINANCING
               (PC Connection Sales Corp. fka PC Connection, Inc.)

      This Amendment to Agreement for Wholesale Financing is entered into as of February 25, 2000 by and between PC Connection Sales Corp. fka PC Connection, Inc., a Delaware corporation ("Dealer") and Deutsche Financial Services Corporation ("DFS").

      WHEREAS, the Dealer and DFS are parties to a certain Agreement for Wholesale Financing dated March 25, 1998, as amended from time to time (the "Agreement"); and

      WHEREAS, the Dealer has engaged in a corporate reorganization which was consummated on or about December 31, 1999, in which, among other things, (i) the Dealer formed PC Holdco, Inc. ("Holdco") as its subsidiary, (ii) Holdco formed a transitory subsidiary which merged into the Dealer, which resulted in the Dealer being a wholly-owned subsidiary of Holdco, (iii) the Dealer formed two new subsidiaries, PC Connection Sales of Massachusetts, Inc. ("Sales-MA") and Merrimack Services Corp. ("Merrimack"), each a Delaware corporation and contributed certain assets to such entities, (iv) Dealer then distributed its stock in Merrimack and its other subsidiary. Comteq Federal, Inc. ("Comteq") to Holdco, and (v) the Dealer changed its name to "PC Connection Sales Corp." and Holdco changed its name to "PC Connection, Inc." (the "Restructuring"); and

      WHEREAS, the Dealer and DFS desire to amend the Agreement on the terms and conditions set forth herein;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Dealer and DFS hereby agree as follows:

      1. Section 3 of the Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

"3. To secure payment of all of Dealer's current and future debts to DFS, whether under this Agreement or any current or future guaranty or other agreement, excluding any and all debts to DFS under any and all guarantees by Dealer of any obligations of any of its affiliates or subsidiaries to DFS, Dealer grants DFS a security interest in all of Dealer's:

      (i) All of Debtor's inventory, which is manufactured or sold by or bearing any trademark or tradename of Compaq Computer Corporation, Acer America Corporation. Apple Computer, Inc., Digital Equipment Corporation, Hewlett-Packard Company. Hitachi Sales Corporation of America, Power Computing, Texas Instruments Incorporated. Toshiba America Information Systems, Inc., NEC Technologies, Inc., Oki America, Inc. (Okidata division). Canon U.S.A., Inc., Packard Bell Electronics, Inc., Epson America, Inc., Xerox Corporation, Tektronix, Inc. and Toshiba Information


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Systems, Inc. or any of their subsidiaries or affiliated companies, whether now owned or hereafter acquired;

      (ii) All parts, attachments, accessories, accessions, repossessions, exchanges, substitutions and replacements thereto or thereof;

      (iii) All rebates, discounts, credits, refunds and incentive payments, now or hereafter due Debtor, relating and limited to any of the items described in clauses (i) or (ii) above; and

      (iv) All cash proceeds of and insurance payable by loss of or damage to any of the items described in clauses (i), (ii) or (iii) above.

The foregoing clauses (i), (ii), (iii) and (iv) shall not include, and specifically exclude, any and all accounts, promissory notes, installment contracts, contract rights, chattel paper, instruments or other rights to payment, except for claims arising specifically from clauses (iii) or (iv) above. "Proceeds" as defined in the Uniform Commercial Code are specifically excluded, except to the extent specifically included in clauses (i) through (iv) above.

      All such assets being referred to collectively as the "Collateral". All of such terms for which meanings are provided in the Uniform Commercial Code are used herein with such meanings. All Collateral financed by DFS will be held in trust by Dealer for DFS, with any cash amounts received therefrom being payable in accordance with Section 9 hereof."

      2. Effective as of the date of the Restructuring, DFS hereby consents to the Restructuring and waives any notice thereof which may be required under the Agreement. DFS further consents to (a) the issuance by Dealer or any of its affiliates of any indebtedness to or guarantees to (i) IBM Credit Corporation or
(ii) lenders under any working capital facility of Dealer or any of its affiliates, or (b) the granting of any liens to IBM Credit Corporation.

      3. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Dealer hereby ratifies and confirms the Agreement as amended hereby and agrees that the Agreement as amended hereby represents a valid and enforceable obligation of Dealer.

      4. This Amendment shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

      5. This Amendment may be executed in any number of counterparts, each of shall be an original and all of which shall constitute one agreement.


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      IN WITNESS WHEREOF, Dealer and DFS have executed this Amendment to
Agreement for Wholesale Financing as of the date first set forth above.

ATTEST:                              PC CONNECTION SALES CORP.
                                     fka PC Connection, Inc.

                                     By: /s/ [ILLEGIBLE]
                                         --------------------------------
                                     Its: President and Treasurer
------------------------                 --------------------------------
Name:
Title:
                                     DEUTSCHE FINANCIAL SERVICES
                                     CORPORATION

                                     By: /s/ [ILLEGIBLE]
                                         --------------------------------
                                     Its: Vice President - Operations
                                         --------------------------------


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